Exhibit 99.1

Schultze Special Purpose Acquisition Corp. and Clever Leaves, a Large-Scale
Pharmaceutical-Grade Multi-National Cannabis Operator, Announce Revised Transaction Terms

Companies to Host Joint Investor Webinar and Q&A Session Today at 11:00 AM ET

●	Enterprise Value Reduction of 20% Provides Greater Value to Shareholders

●	Peer Comp EBITDA Multiples Have Increased 20% Since Initial Transaction Announcement

●	Significant Reduction in the Minimum Cash Condition to $26.0 Million

●	Investor Sponsorship through Private Placement and Non-Redemption Commitment

●	Committed Capital Pool in Excess of the Minimum Cash Condition

●	Transaction Remains on Track to Close in the Fourth Quarter 2020

Rye Brook, NY – November 9, 2020 - Schultze Special Purpose Acquisition Corp. (NASDAQ: SAMA, SAMAW, and SAMAU) (“SAMA”) and Clever Leaves International Inc. (“Clever Leaves”) jointly announced today that they have amended their definitive agreement (the “Business Combination Agreement”), which was entered into on July 25, 2020, pursuant to which a newly formed holding company, Clever Leaves Holdings Inc. (“Holdco”), will acquire SAMA and Clever Leaves (the “Business Combination”) and is anticipated to become a NASDAQ-listed public company trading under the ticker symbol “CLVR”.

Under the amended terms, the initial expected enterprise value has been reduced to $206 million from $255 million and the minimum cash condition for SAMA has been reduced to $26 million from $60 million. Additionally, the cash consideration payable to certain Clever Leaves’ shareholders at closing has been amended, thereby increasing the equity rollover consideration of the transaction to approximately 97% while Schultze Special Purpose Acquisition Sponsor, LLC agreed to restructure its’ equity ownership to better align with the capital retained at closing. In connection with these revised terms, institutional investors have committed over $10 million through a private placement to be funded at closing of the Business Combination. Additionally, select SAMA stockholders have agreed not to redeem their shares held thereby providing a path to over $16 million of additional committed capital1 and thus having adequate capital to consummate the transaction. When including SAMA’s cash in trust, the parties expect to have over $80 million of cash on its balance sheet following closing.

George J. Schultze, Chairman and CEO of SAMA, said, “The revised terms of the business combination agreement coupled with a significant increase in the trading multiples of Clever Leaves’ peers provide enhanced value to our shareholders, increase transaction certainty, and add further momentum to this transaction. We remain incredibly excited to partner with Clever Leaves and look forward to consummating this transaction under these more favorable terms, which we anticipate will result in Holdco being among the best-capitalized companies in the cannabis industry upon closing.”

Kyle Detwiler, CEO of Clever Leaves, said, “Our business combination with SAMA will significantly strengthen our balance sheet while enabling us to accelerate the commercialization of our high-quality products, expand our operations and distribution in attractive markets around the world, and have a valuable currency to use for targeted M&A. We are eager to close this transaction and begin our collaborative work with SAMA on achieving accelerated growth and profitability.”

[1]	Requires SAMA common stock to trade at greater than $10.30 based on the volume weighted average stock price for the five trading days immediately prior to the redemption date in connection with the closing of the business combination.

The amendments to the Business Combination Agreement have been unanimously approved by the Boards of Directors of both SAMA and Clever Leaves and the transaction remains on track to close in the fourth quarter of 2020, subject to the Registration Statement being declared effective by the SEC, in addition to other regulatory and shareholder approvals, as well as customary closing conditions.

Canaccord Genuity and EarlyBirdCapital are serving as financial advisors to SAMA, with Greenberg Traurig, LLP, Stikeman Elliott and Posse Herrera Ruiz serving as legal advisors. Cowen is serving as financial advisor to Clever Leaves, with Freshfields Bruckhaus Deringer US LLP, Dentons Canada LLP, and Brigard & Urrutia Abogados SAS serving as legal advisors.

Investor Webinar and Q&A Session Today at 11:00 AM ET

The companies will host a joint investor webinar and Q&A session today at 11:00 AM ET. To register, please click https://icrinc.zoom.us/webinar/register/WN_AEPA9RznTh2W5HqtRbo7PA

About Schultze Special Purpose Acquisition Corp.

Schultze Special Purpose Acquisition Corp. (NASDAQ: SAMA, SAMAW, and SAMAU) is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. SAMA Sponsor is an affiliate of Schultze Asset Management, LP, an alternative investment management firm founded in 1998 that focuses on distressed, special situation and event-driven securities and has invested over $3.2 billion since inception with a notable track-record through its active investment strategy. SAMA itself is backed by an experienced team of operators and investors with a successful track-record of creating material value in public and private companies.

About Clever Leaves

Clever Leaves is a multi-national cannabis company with a mission to operate in compliance with federal and state laws and with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade processing as the cornerstones of its global cannabinoid business. With operations and investments in Canada, Colombia, Germany, Portugal, and the United States, Clever Leaves has created an effective distribution network and global footprint, with a foundation built upon capital efficiency and rapid growth. Clever Leaves aims to be one of the industry’s leading global cannabinoid companies recognized for its principles, people, and performance while fostering a healthier global community.

Additional Information and Where to Find It

SAMA, Clever Leaves and Holdco urge investors, stockholders and other interested persons to read the Registration Statement, including the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the Business Combination. Following the Registration Statement having been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to stockholders of SAMA as of a record date to be established for voting on the Business Combination. SAMA’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Schultze Special Purpose Acquisition Corp, 800 Westchester Avenue, Suite 632, Rye Brook, New York 10573; e-mail: sdu@samco.net. These documents, once available, can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in Solicitation

SAMA, Clever Leaves, Holdco and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of SAMA stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SAMA’s stockholders in connection with the Business Combination is set forth in the preliminary proxy statement/prospectus contained in the Registration Statement, and will also be included in the definitive proxy statement/prospectus for the Business Combination when available. Information concerning the interests of SAMA’s and Clever Leaves’ participants in the solicitation, which may, in some cases, be different than those of SAMA’s and Clever Leaves’ equity holders generally, is also set forth in the proxy statement/prospectus contained in the Registration Statement, and will also be included in the definitive proxy statement/prospectus for the Business Combination when available.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be identified by the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions). Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Factors that may cause such differences include, without limitation, SAMA’s and Clever Leaves’ inability to complete the transactions contemplated by the Business Combination; matters discovered by the parties as they complete their respective due diligence investigation of the other; the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by SAMA stockholders and the ability to close the private placement with certain institutional investors; the ability to meet NASDAQ’s listing standards following the consummation of the Business Combination; costs related to the Business Combination; expectations with respect to future operating and financial performance and growth, including when Clever Leaves or Holdco will become cash flow positive; the timing of the completion of the Business Combination; Clever Leaves’ ability to execute its business plans and strategy and to receive regulatory approvals; potential litigation involving the parties; global economic conditions; geopolitical events, natural disasters, acts of God and pandemics, including, but not limited to, the economic and operational disruptions and other effects of COVID-19; regulatory requirements and changes thereto; access to additional financing; and other risks and uncertainties indicated from time to time in filings with the SEC. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals or the failure to satisfy other closing conditions. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in SAMA’s most recent filings with the SEC and is contained in the Form S-4, including the proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning SAMA, Clever Leaves or Holdco, the transactions described herein or other matters and attributable to SAMA, Clever Leaves, Holdco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of SAMA, Clever Leaves and Holdco expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Schultze Special Purpose Acquisition Corp.

George J. Schultze: schultze@samco.net

Gary M. Julien: gjulien@samco.net

(914) 701-5260

Investor Relations

Raphael Gross

ICR

raphael.gross@icrinc.com

(203) 682-8253

Media Relations

KCSA Strategic Communications

McKenna Miller

mmiller@kcsa.com

(347) 487-6197